Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Enigmatig Limited

We hereby consent to the incorporation by reference of our report in this Form F-3 of Enigmatig Limited (the “Company”), to be filed on or about August 31, 2026, of our report dated February 17, 2026, with respect to our audit of the Company’s consolidated financial statements as of September 30, 2025, and 2024 and for the years then ended.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

August 31, 2026